UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 5, 2005

Ault Incorporated

(Exact name of registrant as specified in its charter)

Minnesota	0-12611	41-0842932
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7105 Northland Terrace Minneapolis, Mn 55428-1028		55428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(763) 592-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions

The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing:

On August 5, 2005, Ault Inc. issued a press release, which included financial results of its year ended May 29, 2005. The release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 5, 2005, Ault Inc. issued a press release announcing that the Company had concluded that the Company’s financial statements for the fiscal year ended May 30, 2004 and for the first three quarters of fiscal 2005 should be restated as a result of accounting errors related to inventory build-up and relief and inadequate reconciliation of intercompany accounts, and adjusted in relation to the disposition of the Company’s Korea subsidiary.  The Company will restate and adjust those financial statements.  The Audit Committee in consultation with the Company’s independent auditors on August 4, 2005 evaluated information with respect to the magnitude of such accounting errors in relation to information in previously issued financial statements, and directed management to issue a press release on August 5, 2005 announcing the decision to restate previously issued financial statements.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing:

99.1   Press release dated August 5, 2005.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AULT INCORPORATED

By:	/s/ William J. Birmingham
William J. Birmingham
Interim Chief Financial Officer

Dated:   August 8, 2005